SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this "**Agreement**") is made and entered into as of May 30, 2007 by and among National Realty and Mortgage Inc., a Nevada corporation (the "**Company**"), Richard Astrom ("**RA**"), Christopher Astrom (the "**Shareholder**"), the entities listed under the heading "Sellers" on the signature page hereto (each a "**Seller**" and, collectively, the "**Sellers**"), Vision Opportunity Master Fund, Ltd., a Cayman Island company ("**Vision**") and Rise Elite International Limited, a corporation incorporated under the laws of the Territory of the British Virgin Islands ("**Elite**", together with Vision, each a "**Purchaser**" and collectively, the "**Purchasers**").

WHEREAS, the Shareholder is the sole record and beneficial owner of 666,667 shares (the "**Shareholder Shares**") of Class A Common Stock, $.001 par value per share, of the Company (the "**Class A Common Stock**"), and the Sellers are the holders of the Company's 8% Series SPD Senior Subordinated Convertible Redeemable Debentures Due October 17, 2003 (collectively, the "**Debentures**") in the remaining principal amount of $199,202;

WHEREAS, Purchaser wishes to purchase the Debentures in a private sale that is not part of a distribution or public offering, and

WHEREAS, the Company intends to enter into a share exchange transaction with Elite whereby Elite will exchange all its equity interest in World Through Limited, a British Virgin Islands company and a wholly-owned subsidiary of Elite, for the issuance of shares of a newly-designated Series A Convertible Preferred Stock of the Company (the "**Share Exchange Transaction**") and a private placement financing transaction with certain accredited investors whereby the Company will issue shares of a newly-designated Series B Convertible Preferred Stock and related warrants for cash payment (together with the Share Exchange Transaction, the "**Contemplated Transactions**").

NOW, THEREFORE, in the parties hereto agree as follows:

1. Agreement to Purchase and Sell the Debentures. (i) The Shareholder agrees to surrender the certificates representing the Shareholder Shares to the Company for cancellation; (ii) each Seller agrees to transfer all its rights, title and claims under the Debentures (the "**Debentures**") to the Purchaser; (iii) the Sellers agree to cause to be delivered to the Shareholder releases by the Sellers and Suffern Investors LLC, Shea Holdings LLC and PEYU Holdings LLC of Genesis Capital Corporation of Nevada and Capital Solutions I, Inc., in substantially the form attached hereto as Exhibit A (the "**Seller Releases**"), in exchange for the Shareholder's surrender of the Shareholder Shares and facilitation of the transactions contemplated by this Agreement; and (iv) RA and Shareholder agree to cause to be delivered to Sellers releases of the Sellers and Suffern Investors LLC, Shea Holdings LLC and PEYU Holdings LLC, in substantially the form attached hereto as Exhibit B (the "**Astrom Releases**") in exchange for the Seller Releases. Purchasers agree to pay the Sellers an aggregate of $675,000 in cash (the "**Purchase Price**") of which

$199,202 shall be from Vision for the Debentures and the balance from Elite for control of the Company. The Debentures are being sold in a private sale exempt from registration under Section 4(1) of the Securities Act of 1933, as amended (the "**Act**").

2. Pre-Closing Deliveries, Closing And Payment.

2.1 Simultaneously with the execution and delivery of this Agreement, the Sellers will deliver the Seller Releases to the Company and RA and Selling Shareholder will deliver the Astrom Releases to Sellers.

2.2 The closing shall be held on or prior to June 1, 2007, or such other date as the Parties may agree (the "**Closing Date**"), at the offices of Guzov Ofsink, LLC, 600 Madison Avenue, 14th Floor, New York, New York 10022 (the "**Closing**").

2.3 Subject to the terms and conditions hereof, and in reliance upon the written representations and warranties of Purchaser, at the Closing (i) the Shareholder will deliver the certificates for the Shareholder Shares to the Company for cancellation; (ii) the Sellers will deliver the original Debentures, along with appropriate powers executed in blank, to Vision; and (iii) Purchasers will transfer to an account designated by Sellers the Purchase Price, by wire, cashier's check, or by such other means as the parties may agree upon in writing.

3. Penalty for Delay. In the event that the Closing does not take place on or prior to June 1, 2007, on June 4, 2007 Purchasers will pay to Sellers, to an account to be designated by Sellers, the sum of $35,000.

4. Representations and Warranties of Sellers, the Company and the Shareholder. Unless otherwise indicated below, the Company, as to itself, the Shareholder, as to himself, and the Sellers, as to themselves, hereby represent and warrant to Purchaser that the statements in the following paragraphs of this Section 4 are all true and complete as of the date hereof, and will, except as contemplated by this Agreement, be true and complete as of the Closing Date as if first made on such date.

4.1 Authority; Due Authorization. This Agreement has been duly and validly executed and delivered by such party, and upon the execution and delivery by Purchaser, will constitute a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, except as such enforcement may be limited by bankruptcy or insolvency laws or other laws affecting enforcement of creditors' rights or by general principles of equity.

4.2 Organization, Qualification and Subsidiaries. The Company represents and warrants that (i) the Company does not, directly or indirectly, own any securities or beneficial ownership interests in any other entity (including through joint ventures or partnership arrangements) or have any investment in any other entity; (ii) the Company is duly organized and validly existing and in good standing

under the laws of the State of Nevada, and has the requisite power and authority to own its properties and to carry on its business as now being conducted; and (iii) the Company is duly qualified as a foreign entity to do business and, to the extent legally applicable, is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect.

4.3 No Conflicts. The execution and delivery by such party of this Agreement does not, and the performance by such party of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not, conflict with or result in a violation or breach of any of the terms, conditions or provisions of any other agreement to which such party is a party.

4.4 Title to Securities. The Shareholder represents and warrants that (i) he is the sole record and beneficial owner of the Shareholder Shares; (ii) he has not granted any person a proxy with respect to the Shareholder Shares, (iii) the Shareholder Shares are free and clear of all encumbrances and (iv) he has sole managerial and dispositive authority with respect the Shareholder Shares. Each Seller represents and warrants that (i) each Seller is the holder of the Debentures, as set forth opposite such Seller's name on Exhibit C attached hereto; (ii) each Seller has sole managerial and dispositive authority with respect to its Debentures; and (iii) the sale and delivery of the Debentures to Vision pursuant to this Agreement will vest in Vision legal and valid title to the Debentures, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever ("**Encumbrances**") (other than Encumbrances created by Vision and restrictions on resales of the Debentures and the common stock into which they are convertible under applicable securities laws).

4.5 Valid Issuance. The Company represents and warrants that the Shareholder Shares are, and shall be at the Closing, duly and validly issued, fully paid, and non-assessable and have been issued in accordance with the registration requirements of applicable securities laws, including, without limitation, the Act, or a valid exemption therefrom.

4.6 Valid and Enforceable Debt Each Seller represents and warrants that Exhibit C attached hereto sets forth the total outstanding principal of the Debentures held by such Seller. The Company represents and warrants that (i) the Debentures are, and shall be at the Closing, duly and validly issued and existing,; (ii) in each instance the applicable statute of limitations has not expired and such Debentures are transferable by such Seller without any consent of any party or, if consent is required for such transfer, such consent has been obtained prior to the date hereof; (iii) the issuance of the shares of Common Stock issuable upon conversion of the Debentures has been properly authorized by the Company and the Company has heretofore reserved 200,000shares of Common Stock for issuance upon

conversion of the Debentures and (iv) the shares of Common Stock issuable upon conversion of the Debentures will, when issued in accordance with the terms of the Debentures, be validly issued, fully paid and non-assessable..

4.7 Non-affiliate Status. Each Seller represents and warrants that, as of the date hereof, such Seller is not an affiliate of the Company as of the date hereof and shall not be an affiliate of the Company as of the Closing, and has not been an affiliate during the preceding three months. For the purposes of this agreement, "affiliate" shall have the meaning ascribed to it under Rule 144 of the Act.

4.8 Corporate Documents. The Company represents that copies of the Company's current articles of incorporation, all amendments thereto, and bylaws, as of the date hereof, have been filed as exhibits to the Company's reports (the "**Filings**") with the Securities and Exchange Commission ("**SEC**").

4.9 Capitalization of the Company. The Company represents that, immediately prior to the Closing, the authorized capital securities of the Company shall consist of (i) a total of 100,000,000 shares of Common Stock, $.001 par value per share (the "Common Stock"), 6,472,766 shares of which are issued and outstanding, (ii) a total of 1,000,000 shares of Class A Common Stock, 666,667 shares of which are issued and outstanding, and (iii) 1,000,000 shares of Preferred Stock, $.001 par value per share (the "**Preferred Stock**"), none of which has been issued and outstanding. The Company represents that, other than the Class A Common Stock and the Debentures, there are no commitments to issue securities, and there are no outstanding warrants, options, convertible securities or debt, preferred securities, or any other securities of the Company and that, in addition, there are no conversion or exchange privileges, preemptive rights, or other rights or agreements to purchase or otherwise acquire or issue any securities of the Company, and that there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security of the Company or any instrument or security exercisable or exchangeable for, or convertible into any security of the Company.

4.10 Financial Statements. The Company represents that (i) the Company's financial statements contained in its Filings, other than those contained in the Recent Form 10-QSB (as defined below and which are to be restated as a condition to Closing) (the "**Financial Statements**") have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated and with each other, except that the unaudited Financial Statements do not contain all footnotes required by U.S. GAAP; (ii) the Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments; (iii) except as set forth in the Financial Statements, the Company has no material liabilities (contingent or otherwise); (iii) the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation; and (iv)

the Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with U.S. GAAP until Closing.

4.11 No Conflicts. The Company represents that the Company is not in violation of, in conflict with, in breach of or in default under any term or provision of, and no right of any party to accelerate, terminate, modify or cancel has come into existence under, (i) its articles of incorporation or by-laws (each as may have been amended, supplemented or restated), (ii) any provision of any judgment, writ, injunction, decree or order to which it is a party; or (iii) any law, statute, rule or regulation applicable to it.

4.12 Litigation. The Company represents that (i) there is no action, suit, proceeding or investigation pending or, to the best knowledge of the Company, currently threatened against the Company that may affect the validity of this Agreement or the right of the Sellers to enter into this Agreement or to consummate the transactions contemplated hereby; (ii) there is no action, suit, proceeding or investigation pending or, to the best knowledge of the Company, currently threatened against the Company, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against the Company; (iii) the Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality; and (iv) there is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate. When any reference to the "knowledge" or "best knowledge" of the Company, the Shareholder or Sellers is made in this Agreement, such terms shall mean the knowledge that would be gained from due inquiry into the matters referenced.

4.13 Brokers' Fees and Commissions. Each of the Sellers, the Company, RA and the Shareholder represents that neither such party nor any of its officers, directors, employees, agents or representatives, has employed any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement and no such person or entity is entitled to a fee with respect to the transactions contemplated by this Agreement.

4.14 Securities Laws. The Company represents that, except as otherwise disclosed in the Filings and except that the Form 10-QSB for the three months ended December 31, 2006 filed with the SEC on February 13, 2007 (the "**Recent Form 10-QSB**") must be amended to reflect the valid existence of the Debentures and the Company has not filed a Form 8-K with respect to its default under the Debentures, (i) the Company has complied in all respects with applicable federal and state securities laws, rules and regulations, including the Sarbanes Oxley Act of 2002, as such laws, rules and regulations apply to the Company and its

securities; (ii) all securities of the Company have been issued in accordance with applicable federal and state securities laws, rules and regulations; (iii) there are no stop orders in effect with respect to any of the Company's securities; and (iv) there is no action, suit, proceeding, inquiry or investigation before or by, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, any of its officers or directors, or its securities. The statute of limitations for any claims against the Company for any violation of securities laws in connection with the issuance and sale of the Debentures and shares of Common Stock issued upon conversion thereof by the Company and/or the holders of such shares, as applicable, has expired.

4.15 Books and Financial Records. The Company represents that all the accounts, books, registers, ledgers, Board minutes and financial and other material records of whatsoever kind of the Company have been fully properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of the Company.

4.16 Employee Benefit Plans. The Company represents that the Company does not have any "Employee Benefit Plan" as defined in the U.S. Employee Retirement Income Security Act of 1974 or similar plans under applicable laws.

4.17 Tax Returns, Payments and Elections. The Company represents that (i) the Company has timely filed all Tax (as defined below) returns, statements, reports, declarations and other forms and documents (including, without limitation, estimated tax returns and reports and material information returns and reports) ("**Tax Returns**") required pursuant to applicable law to be filed with any Tax Authority (as defined below) (ii) all such Tax Returns are accurate, complete and correct in all material respects, and the Company has timely paid all Taxes due; and (iii) the Company has withheld or collected from each payment made to each of its employees, the amount of all Taxes (including, but not limited to, United States income taxes and other foreign taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax Authority. For purposes of this Agreement, the following terms have the following meanings: "**Tax**" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes including, without limitation, (x) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any United States, local or foreign governmental authority or regulatory body responsible for the imposition of any such tax (domestic or foreign) (a "**Tax Authority**"), (y) any liability for the

payment of any amounts of the type described in (x) as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period or as the result of being a transferee or successor thereof and (z) any liability for the payment of any amounts of the type described in (x) or (y) as a result of any express or implied obligation to indemnify any other person.

4.18 Minute Books. The Company represents that the minute books of the Company contain a complete summary of all meetings of directors and securityholders since the time of its incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

4.19 Labor Agreements and Actions; Employee Compensation. The Company represents that the Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or has sought to represent any of the employees, representatives or agents of the Company.

4.20 Investment Company. The Company represents that the Company is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

4.21 '34 Act Reports. The Company represents that, to the best knowledge of the Company, none of the Filings contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading, in light of the circumstances in which they were made.

4.22 Material Agreements. The Company represents that the Company is not a party to or bound by any contracts, including, but not limited to any:

4.22.1 employment, advisory or consulting contract;

4.22.2 plan providing for employee benefits of any nature;

4.22.3 lease with respect to any property or equipment;

4.22.4 contract, agreement, understanding or commitment for any future expenditure in excess of $1,000 in the aggregate;

4.22.5 contract or commitment pursuant to which it has assumed, guaranteed, endorsed, or otherwise become liable for any obligation of any other person, entity or organization;

4.22.6 agreement with any person relating to the dividend, purchase or sale of securities, that has not been settled by the delivery or payment of securities when

due, and which remains unsettled upon the date of the Agreement.

4.23 No Disagreements with Accountants and Lawyers. The Company represents that there are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company accountants and lawyers formerly or presently employed by the Company. The Company is current with respect to fees owed to its accountants and lawyers.

4.24 Transfer of Genesis Stock. The transfer of stock of Genesis Capital Corporation by the Company to Richard Astrom on May 30, 2007 was validly and legally authorized by the Company's Board of Directors and was made for adequate consideration from Mr. Astrom.

5. Representations and Warranties of Purchaser. Purchasers hereby represent and warrant to Sellers that the statements in the following paragraphs of this Section 5 are all true and complete as of the date hereof, and will be true and complete as of the Closing Date as if first made on such date:

5.1 Exempt Transaction. Vision understands that the offering and sale of the Debentures is intended to be exempt from registration under the Act and exempt from registration or qualification under any state law, and that the Debentures are not registered under the Act and are being offered and sold to it in reliance on specific exemptions from the registration requirements of federal and state securities laws, and that the Company and Sellers are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Vision set forth herein in order to determine the applicability of such exemptions and the suitability of Purchaser to acquire the Debentures.

5.2 Authorization. Purchasers represent that they have full power and authority to enter into this Agreement. This Agreement has been duly and validly executed and delivered by Purchasers, and upon the execution and delivery by Sellers of this Agreement will constitute, a legal, valid and binding obligation of Purchasers enforceable against Purchasers in accordance with its terms, except as such enforcement may be limited by bankruptcy or insolvency laws or other laws affecting enforcement of creditors' rights or by general principles of equity.

5.3 Purchase for Own Account. The Debentures to be purchased by Vision hereunder will be acquired for investment for Vision's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof, and Vision has no present intention of selling, granting any participation in, or otherwise distributing the same.

5.4 Affiliate. Purchasers are not an affiliate of any other party to this Agreement or their respective officers or directors.

5.5 Advice. Purchasers has been advised to consult their own legal and tax advisors with respect to applicable resale restrictions and applicable tax considerations and they are solely responsible (and the Sellers and the Company are not in any way responsible) for compliance with applicable resale restrictions and applicable tax legislation.

5.6 Information. Purchasers have had an opportunity to receive and review all material information and financial data relating to the Company, including the Filings, and to discuss with the officers of the Company all matters relating to the securities, financial condition, operations and prospects of the Company. Purchasers have reviewed all of such data and any questions raised by Purchasers have been answered to Purchasers' satisfaction.

5.7 Investment Experience. Vision acknowledges that the purchase of the Debentures involves a high degree of risk. Vision has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Debentures. Vision understands that it must bear the economic risk of this investment for an indefinite period of time.

5.8 Brokers' Fees and Commissions. Purchasers represent that neither they nor any of their officers, directors, employees, agents or representatives, has employed any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement and no such person or entity is entitled to a fee with respect to the transactions contemplated by this Agreement., except that Sellers are obligated to pay $95,000 of the Purchase Price to Belmont Partners, LLC.

6. Conditions to Purchaser's Obligations at the Closing.

6.1 Conditions to the Closing. Subject to the terms hereof, the obligation of the Purchaser to purchase the Debentures at the Closing is subject to the fulfillment, prior to the Closing, to the satisfaction of the Purchaser, of the following conditions, the waiver of which shall not be effective against Purchaser without written consent thereto:

6.1.1 Representations and Warranties True and Correct. The representations and warranties made by Sellers, the Shareholder and the Company in Section 4 hereof shall be true and correct and complete as of the date hereof, and shall be true and correct and complete as of the date of the Closing with the same force and effect as if they had been made on and as of such date.

6.1.2 Form 10-QSB. The Company shall have filed an amendment to the Recent Form 10-QSB to, among other things, show that the Debentures were outstanding at December 31, 2006, in substantially in form of the draft distributed on May 25, 2007.

6.1.3 Schedule 14f-1. The Company shall have filed a Schedule 14f-1, in substantially in form of the draft of May 23, 2007 (the "**14F-1**").

6.1.4 Resignations. RA or the Shareholder (the "Remaining Director") shall have delivered to Elite's counsel, a resignation which shall state that it is effective upon the tenth day after the mailing of the 14F-1 and the other shall have delivered a resignation that is immediately effective.

6.1.5 Preferred Stock. The Company's Board of Directors shall have approved, and approved the filing of, the Certificates of Designation, Preferences and Rights annexed hereto as Exhibit D ("Certificates") and shall have filed, at Purchasers' expense, such Certificates.

6.1.6 Performance of Obligations. The Sellers, the Company and the Shareholder shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing.

6.1.7 Securities Laws. The offer and sale of the Debentures to the Purchaser pursuant to this Agreement shall be exempt from the registration and/or qualification requirements of all applicable securities laws.

6.1.8 Change in Board of Directors and Management. The Remaining Director will appoint Liu Bo to fill the vacancy on the Board of Directors and (ii) between the Closing and ten days after the mailing of the 14F-1, the Remaining Director will do everything reasonably necessary and appropriate to facilitate the closing of the reverse merger transaction with Elite.

6.1.9 Assumption of Liabilities. The Shareholder shall assume all liabilities of the Company (other than those disclosed in the Filings and the Debentures), whether contingent or otherwise (collectively "**Liabilities**").

7. Conditions to the Obligations of the Sellers, RA, the Shareholder and the Company at the Closing.

7.1 Subject to the terms hereof, the obligations of the Sellers, the Shareholder and the Company with respect to the Purchaser at the Closing are subject to the fulfillment, prior to the Closing, to the satisfaction of the Sellers, the Shareholder and the Company, of the following conditions, the waiver of which shall not be effective against the Sellers, the Shareholder and the Company without written consent thereto:

7.1.1 Representations and Warranties. The representations and warranties of the Purchaser contained in Section 5 hereof shall be true and correct as of such Closing.

7.1.2 Payment of Purchase Price. Purchaser shall have delivered to the Sellers the Purchase Price in accordance with this Agreement.

8. Indemnification.

8.1 Sellers shall indemnify and hold Purchasers, the Company and their affiliates, officers, directors, employees, agents, successors and assigns harmless from and against any claim, action, suit, proceeding, loss, liability, damage or expense (including, without limitation, reasonable attorneys' fees) (a "**Claim**"), directly or indirectly arising from or related to any breach by Sellers of this Agreement, including, but not limited to, Sellers' representations, warranties or covenants hereunder, provided that Sellers receive notice of such Claim within six months of the date hereof. Notwithstanding the foregoing, in no event shall the Sellers' liability pursuant to this indemnification provision exceed the total Purchase Price. Each Seller's liability pursuant to this indemnification provision shall be apportioned based on the amount of the Purchase Price received by such Seller as compared to the total Purchase Price.

8.2 The Shareholder shall indemnify and hold Purchasers, the Company and their affiliates, officers, directors, employees, agents, successors and assigns harmless from and against (i) any Claim directly or indirectly arising from or related to any breach by the Shareholder of this Agreement, including, but not limited to, the Shareholder's representations, warranties or covenants hereunder, (ii) any and all Claims which may be incurred by the Company or Purchaser in connection with a Liability, and (iii) any Claim directly or indirectly arising from or related to any breach by the Company of this Agreement, including, but not limited to, the Company's representations, warranties or covenants hereunder, provided that the Shareholder receives notice of any of the foregoing Claims within six months of the date hereof (other than any Claim directly or indirectly arising from or related to any breach by Sellers of Sections 4.9, 4.10 and 4.12 hereof, with regard to which the Shareholder must receive notice within eighteen (18) months).

8.3 Elite shall indemnify and hold Sellers and the Shareholder harmless from and against any Claim directly or indirectly arising from or related to any breach by Purchaser of this Agreement, including, but not limited to, Purchasers' representations, warranties or covenants hereunder; provided that Elite receives notice of such Claim within eighteen (18) months, and shall indemnify Sellers from any Claim relating to the sale of the Debentures to Purchaser resulting from any action taken or any failure to take appropriate action by Purchasers after the Closing. Notwithstanding the foregoing, in no event shall the Elite's liability pursuant to this indemnification provision exceed the total Purchase Price.

9. General Provisions.

9.1 Time of the Essence. Time is of the essence with regard to the obligations of the parties hereunder.

9.2 Termination. In the event that the Closing does not take place prior to 3:00 P.M. on June 8, 2007, this Agreement shall be terminated and of no further force and effect.

9.3 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

9.4 Governing Law; Jurisdiction. Any dispute, disagreement, conflict of interpretation or claim arising out of or relating to this Agreement, or its enforcement, shall be governed by the laws of the State of New York. Sellers and Purchaser hereby irrevocably and unconditionally submit, for themselves and their property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to above. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices below. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY

HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute one Agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or e-mail in pdf format shall be effective as delivery of a manually executed counterpart. A party so delivering this Agreement shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile or e-mail transmission.

9.6 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

9.7 Costs, Expenses. Each party hereto shall bear its own costs in connection with the preparation, execution and delivery of this Agreement.

9.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The Company may assign this Agreement or any rights or obligations hereunder without the prior consent of Sellers.

9.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of all parties. No delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance of another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

9.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such

provision(s) were so excluded and shall be enforceable in accordance with its terms.

9.11 Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations among the parties with respect to the subject matter hereof.

9.12 Further Assurances. From and after the date of this Agreement, upon the request of any party, the other parties shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

[signatures appear on the following page]

In Witness Whereof, the parties hereto have executed this Agreement as of the date first written above.

NATIONAL REALTY AND MORTGAGE INC.

By: ______________________________
Name: ____________________________
Title: _____________________________

PURCHASER:

RISE ELITE INTERNATIONAL LIMITED

For and on behalf of
RISE ELITE INTERNATIONAL LIMITED

By: ______________________________
Name: David Wang ....
Authorised Signature(s)
Title: CFO _________________________

VISION OPPORTUNITY MASTER FUND, LTD.

By: ______________________________
Name: ____________________________
Title: _____________________________

The Shareholder:

____
Christoper Astrom

RA:

____
Richard Astrom

In Witness Whereof, the parties hereto have executed this Agreement as of the date first written above.

NATIONAL REALTY AND MORTGAGE INC.

By: ______________________________
Name: ______________________________
Title: ______________________________

PURCHASER:

RISE ELITE INTERNATIONAL LIMITED

By: ______________________________
Name: ______________________________
Title: ______________________________

VISION OPPORTUNITY MASTER FUND, LTD.

By: [signature]
Name: ADAM BENOWITZ
Title: PORTFOLIO MGR

SHAREHOLDER:

____
Christoper Astrom

RA:

____
Richard Astrom

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

NATIONAL REALTY AND MORTGAGE INC.

By: ______________________________
Name: ____________________________
Title: _____________________________

PURCHASER:

RISE ELITE INTERNATIONAL LIMITED

By: ______________________________
Name: ____________________________
Title: _____________________________

VISION OPPORTUNITY MASTER FUND, LTD.

By: ______________________________
Name: ____________________________
Title: _____________________________

The Shareholder:

____
Christoper Astrom

RA:

____
Richard Astrom

SELLERS:

SEA LION INVESTORS LLC

By: ______________________________
Name: Joel Kraus
Title: Member

EQUITY PLANNERS LLC

By: ______________________________
Name: Esther Steinmetz
Title: Member

MYRTLE HOLDINGS LLC

By: ______________________________
Name: Hindy Kraus
Title: Member

EXHIBIT A

[Form of Release]

TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN,

KNOW THAT

[name of Investor]

as RELEASOR,

in consideration of the sum of One ($1.00) Dollar and other good and valuable consideration received from

Genesis Capital Corporation of Nevada and Capital Solutions I, Inc., as RELEASEES,

receipt of which is hereby acknowledged, releases and discharges the RELEASEES, their officers, directors, employees, agents, attorneys, subsidiaries, related companies, and any of the successors in interest or assigns of any of them, and any person or entity acting or purporting to act on their behalf or under any of their direction and/or control, and their respective heirs, executors, administrators, successors and assigns, from all causes of action, orders, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands in connection therewith, in law, admiralty or equity, which against the RELEASEES, the RELEASOR ever had, or now has for, upon, or by reason of any matter, cause or thing, from the beginning of the world to the day of the date of this RELEASE.

As used herein, RELEASOR includes ______________________________, its employees, agents, attorneys, successors in interest or assigns, or any person or entity acting or purporting to act on its behalf or under its direction and/or control.

This RELEASE may not be changed orally.

In Witness Whereof, the RELEASOR has hereunto set RELEASOR'S hand and seal on _________, 2007.

____

By: ___________________________
Name: _________________________
Title: __________________________

COUNTY OF }
} ss.:
STATE OF }

On ________________, 2007, before me personally came ________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to this Release, and acknowledged to me that he or she executed the same in his or her capacity and that by his or her signature on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed this Release.

Notary Public:

____

EXHIBIT B

[Form of Release]

TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN,

KNOW THAT

[name]

as RELEASOR,

in consideration of the sum of One ($1.00) Dollar and other good and valuable consideration received from

Sea Lion Investors LLC, Myrtle Holdings LLC, Equity Planners LLC, Suffern Investors LLC, Shea Holdings LLC and PEYU Holdings LLC, as RELEASEES,

receipt of which is hereby acknowledged, releases and discharges the RELEASEES, their officers, directors, employees, agents, attorneys, subsidiaries, related companies, and any of the successors in interest or assigns of any of them, and any person or entity acting or purporting to act on their behalf or under any of their direction and/or control, and their respective heirs, executors, administrators, successors and assigns, from all causes of action, orders, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands in connection therewith, in law, admiralty or equity, which against the RELEASEES, the RELEASOR ever had, or now has for, upon, or by reason of any matter, cause or thing, from the beginning of the world to the day of the date of this RELEASE.

As used herein, RELEASOR includes ________________, his agents, attorneys, successors in interest or assigns, or any person or entity acting or purporting to act on its behalf or under his direction and/or control.

This RELEASE may not be changed orally.

In Witness Whereof, the RELEASOR has hereunto set RELEASOR'S hand and seal on ________, 2007.

____

Name: ________________________

COUNTY OF }
} ss.:
STATE OF }

On ________________, 2007, before me personally came ________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to this Release, and acknowledged to me that he or she executed the same in his or her capacity and that by his or her signature on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed this Release.

Notary Public:

____

EXHIBIT C

SELLER	PRINCIPAL AMOUNT OF DEBENTURES
Sea Lion Investors LLC	$333,333
Myrtle Holdings LLC	$333,333
Equity Planners LLC	$333,334